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                                                                    EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]

    (713) 758-2222                                              (713) 758-2346



                                                             June 15, 1999



Continental Airlines, Inc.
1600 Smith Street
Houston, Texas  77002

    Re:       Continental Airlines, Inc. (the "Company")
              Registration Statement on Form S-3 under the Securities Act of 1933 (the "Act")

Ladies and Gentlemen:

           We have acted as counsel for the Company, a Delaware corporation, relating to the Company's unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement.

           Before rendering our opinion, we examined certain corporate records of the Company, including its Restated Certificate of Incorporation, its Bylaws, and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

           In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Debt Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities



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Continental Airlines, Inc.
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June 15, 1999



offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

           Based upon the foregoing, we are of the opinion that with respect to Debt Securities to be issued under either of the Indentures, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                                     Very truly yours,

                                                     /s/ Vinson & Elkins L.L.P.

                                                     VINSON & ELKINS L.L.P.